Exhibit 4.1

SPECIMEN

SPECIMEN

NUMBER

SHARES

Aprinoia Therapeutics Inc.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G0437V 10 7

ORDINARY SHARES

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF $0.40 EACH OF

Aprinoia Therapeutics Inc.

transferable on the books of the Company in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the Cayman Islands, and to the Memorandum and Articles of Association of the Company, as now or hereafter amended.

This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

APRINOIA THERAPEUTICS INC. CORPORATE SEAL 2016 CAYMAN ISLANDS

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

SPECIMEN
NOT NEGOTIABLE

Brian Achenbach

CHIEF FINANCIAL OFFICER

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